Exhibit 99.1

Ptek Holdings Reports Fourth Quarter 2003 Revenue of $101.1 Million and Diluted EPS from Continuing Operations of $0.11

    ATLANTA--(BUSINESS WIRE)--Feb. 19, 2004--Ptek Holdings, Inc.
(NASDAQ: PTEK)

    -- Income from Continuing Operations for the Year Totals $26.9 Million on Revenue of $381.3 Million

    --  Company Raises 2004 Financial Outlook

    Ptek Holdings, Inc. (NASDAQ: PTEK)(www.ptek.com), a leading provider of innovative business communications services, today announced results for the fourth quarter and fiscal year ended December 31, 2003. Revenue was $101.1 million for the quarter, a 19.6% increase from fourth quarter 2002 revenue of $84.5 million. Income from continuing operations increased to $7.3 million in the fourth quarter of 2003 from $6.7 million in the comparable prior year period. Diluted EPS from continuing operations totaled $0.11 in the fourth quarter of 2003 compared to $0.12 in the fourth quarter of 2002. Diluted shares outstanding averaged 72.4 million for the quarter, a 29.8% increase from the fourth quarter of 2002.
    Total revenue in 2003 was $381.3 million compared to $341.3 million in 2002. Income from continuing operations increased to $26.9 million in 2003 from $14.4 million in 2002. Diluted EPS from continuing operations in 2003 was $0.45 compared to $0.26 in the prior year.

    Balance Sheet Improvements

    During the quarter, the Company redeemed $35 million principal amount of its convertible notes due July 2004, bringing the outstanding balance of these notes to $15 million on December 31, 2003, down from $172.5 million on March 31, 2003. The Company intends to retire the remainder of these notes upon maturity.
    Ptek continued to improve certain leverage measurements during the quarter, as net debt to equity decreased to 0.6 to 1.0 on December 31, 2003, down from 1.3 to 1.0 on December 31, 2002 (see table attached for a calculation of this non-GAAP financial measure).
    "Solid revenue growth, substantial bottom line improvement, increasing cash flow and an improved balance sheet made for a very successful 2003," said Boland T. Jones, Founder, Chairman and CEO of Ptek Holdings, Inc. "With new product innovations coming on stream in 2004, we look forward to another year of solid performance."

    Business Unit Performance

    Revenue at Premiere Conferencing (www.premconf.com) grew 17.0% in the fourth quarter 2003, totalling $41.0 million versus $35.1 million in the comparable prior year period. Premiere Conferencing revenue increased to $157.7 million in 2003 from $138.5 million in 2002.
    Revenue at Xpedite (www.xpedite.com) grew 21.5% during the fourth quarter of 2003, totalling $60.1 million versus $49.5 million in the same period last year. Xpedite revenue increased to $223.8 million in 2003 from $202.9 million in 2002.

    2003 Accomplishments

    --  Delivered 3.8 billion messages in 2003, a 33% increase from
        2002

    -- Hosted more than 1.3 billion conferencing minutes in 2003, a 40% increase from 2002

    -- Doubled international revenue at Premiere Conferencing in 2003 compared to 2002

    -- Designed, developed and deployed innovative services, such as fax2mail, secureMAIL and ReadyConference(R) Plus

    --  Streamlined management team and improved operating efficiency

    -- Increased operating cash flow by more than 87% from 2002 to $58.8 million

    -- Repurchased and refinanced $157.5 million of convertible notes due July 2004

    -- Completed offering of $85.0 million of five-year 5.0% convertible notes

    -- Secured a $60 million, three-year line of credit with LaSalle Bank National Association and Bank of America, N.A.

    Other Announcements

    William E. Franklin, who has served as the Company's Chief Financial Officer since October 2001, has accepted a similar position with a public company in his home state of California. Mr. Franklin will transition his duties as Chief Financial Officer to Jeffrey A. Allred, President and Chief Operating Officer, to whom he currently reports. Mr. Franklin will be starting his new position in late March after assisting Ptek with its year-end matters and the filing of its Form 10-K, including the certification of its financial statements.

    Financial Outlook

    The following statements are based on Ptek's current expectations as of February 19, 2004. These statements are forward-looking statements and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.
    The Company believes revenue in the first quarter of 2004 will be in the range of $102 million to $103 million. Diluted EPS from continuing operations for the first quarter of 2004 is expected to be approximately $0.12. The Company estimates revenue for 2004 will be in the range of $410 million to $420 million and diluted EPS from continuing operations for 2004 will be in the range of $0.48 to $0.52. Average diluted shares outstanding in 2004 are estimated to be approximately 75 million, and the Company assumes an effective tax rate for the year between 38% and 39%.

    Conference Call

    The Company will hold a conference call at 4:30 p.m. ET this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number below 5-10 minutes prior to the scheduled start time: (800) 810-0924 (US & Canada) or (913) 981-4900
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Conferencing service, and can be found at http://www.ptek.com. You may also follow this link for details on the Internet replay and for the text of the earnings release, including the financial and statistical information to be presented in the call.
    A replay will be available following the call at 7:30 p.m. ET, through midnight February 27, 2004, and may be accessed by calling
(888) 203-1112 (US & Canada) or (719) 457-0820 (International). The
confirmation code is 759796. The Webcast of this call will be archived on the Company's Website at www.ptek.com.

    About Ptek Holdings, Inc.

    Ptek Holdings, Inc. is a leading provider of innovative business communications services that enable global enterprises to better communicate with constituents, acquire and retain customers and automate business processes. These services, which include conferencing, Web collaboration and electronic messaging, are marketed under the Premiere Conferencing and Xpedite(R) brand names.
    Ptek Holdings' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.ptek.com.
    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including the following factors: our ability to respond to rapid technological change, the development of alternatives to our products and services and the risk of obsolescence of our products, services and technology; market acceptance of new products and services; our ability to manage our growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by us may be greater than expected; expected cost savings from past or future mergers and acquisitions may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of our strategic relationships, including the amount of business generated and the viability of the strategic partners, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringements claims; our ability to service or repay all or a portion of our convertible notes issued to the public, a portion of which mature on July 1, 2004 and the remainder of which mature on August 15, 2008; the failure of the purchaser to pay the liabilities assumed in, or incurred after, the sale or our former Voicecom business unit; our services may be interrupted due to failure of the platforms and network infrastructure utilized in providing our services; our services may be interrupted and our costs may increase due to the filing by MCI and Global Crossing for protection under Chapter 11 of the United States Bankruptcy Code and MCI's notice of rejection of some (if not all) of our telecommunication service agreements; competitive pressures among communications services providers, including pricing pressures, may increase significantly, particularly after the emergence of MCI and Global Crossing from protection under Chapter 11 of the United States Bankruptcy Code; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by our customers and the ability of those customers to pay for services utilized; risks associated with expansion of our international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which we are doing business, may be less favorable than expected; legislative or regulatory changes, such as the recent Federal Communications Commission's revisions to the rules interpreting the Telephone Consumer Protection Act of 1991, may adversely affect the businesses in which we are engaged; changes in the securities markets may negatively impact us; increased leverage in the future may harm our financial condition and results of operations; our dependence on our subsidiaries for cash flow may negatively affect our business and our ability to pay amounts due under our indebtedness; and other factors described from time to time in our press releases, reports and other filings with the SEC. These and other factors may cause our actual results to differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



                 PTEK HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
       THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                (IN THOUSANDS, EXCEPT PER SHARE DATA)



                           Three Months Ended     Twelve Months Ended
                         ----------------------  ---------------------
                          Dec. 31,    Dec. 31,    Dec. 31,   Dec. 31,
                             2003        2002        2003      2002
                            --------   ---------    --------  --------
                         (Unaudited) (Unaudited) (Unaudited)

REVENUES                   $101,108   $  84,511    $381,280  $341,253

OPERATING EXPENSES:
Cost of revenues
 (exclusive of
 depreciation shown
 separately below)           35,520      27,392     133,507   117,663
Selling and marketing        25,433      22,516     101,398    88,970
General and
 administrative              14,802      16,037      56,418    55,845
Research and development      2,009       1,611       8,569     7,236
Depreciation                  6,322       4,957      23,575    21,526
Amortization                  1,698       2,362       6,746    10,876
Restructuring costs           1,309       1,834      10,947     1,834
Asset impairments                 -       3,202           -     3,202
Equity based
 compensation                   583         230       2,921     1,871
Net legal settlements
 and related expenses             -           -           -     7,325
                            --------   ---------    --------  --------
Total operating expenses     87,676      80,141     344,081   316,348
                            --------   ---------    --------  --------

OPERATING INCOME             13,432       4,370      37,199    24,905
                            --------   ---------    --------  --------

OTHER INCOME (EXPENSE):
Interest expense             (2,252)     (2,434)     (9,603)  (11,510)
Interest income                 281       1,056         874     1,482
Gain on sale of
 marketable securities          971         141       1,600       930
(Loss) Gain on
 repurchase of bonds           (376)          -          41         -
Other, net                      (37)         99          81        (8)
                            --------   ---------    --------  --------
Total other income
 (expense)                   (1,413)     (1,138)     (7,007)   (9,106)
                            --------   ---------    --------  --------

INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES                12,019       3,232      30,192    15,799
INCOME TAX (BENEFIT)
 EXPENSE                      4,688      (3,452)      3,279     1,376

                            --------   ---------    --------  --------
INCOME FROM CONTINUING
 OPERATIONS                $  7,331   $   6,684    $ 26,913  $ 14,423
                            ========   =========    ========  ========

DISCONTINUED OPERATIONS:
Loss from operations
 from Voicecom
 (including loss on
 disposal of $13,887 in
 2002)                            -       3,544      (1,597)  (16,172)
Income tax benefit                -       3,261        (621)   (3,640)
                            --------   ---------    --------  --------
Gain (Loss) on
 discontinued operations          -         283        (976)  (12,532)
                            --------   ---------    --------  --------

NET INCOME                 $  7,331   $   6,967    $ 25,937  $  1,891
                            ========   =========    ========  ========

BASIC EARNINGS (LOSS)
 PER SHARE:
Income from continuing
 operations                $  7,331   $   6,684    $ 26,913  $ 14,423
                            --------   ---------    --------  --------
Net Income                 $  7,331   $   6,967    $ 25,937  $  1,891
                            --------   ---------    --------  --------

BASIC WEIGHTED AVERAGE
 SHARES OUTSTANDING:         56,181      53,479      53,767    53,550
                            ========   =========    ========  ========

Basic earnings (loss)
 per share:
Continuing operations      $   0.13   $    0.12    $   0.50  $   0.27
Discontinued operations    $   0.00   $    0.01    $  (0.02) $  (0.23)
                            --------   ---------    --------  --------
Net Income                 $   0.13   $    0.13    $   0.48  $   0.04
                            ========   =========    ========  ========

DILUTED EARNINGS (LOSS)
 PER SHARE:

Income from continuing
 operations for purposes
 of computing diluted
 net income per share      $  7,979   $   6,684    $ 27,886  $ 14,423
                            --------   ---------    --------  --------
Net Income for purposes
 of computing diluted
 net income per share      $  7,979   $   6,967    $ 26,910  $  1,891
                            --------   ---------    --------  --------

DILUTED WEIGHTED AVERAGE
 SHARES OUTSTANDING:         72,437      55,828      61,301    56,262
                            ========   =========    ========  ========

Diluted earnings (loss)
 per share:
Continuing operations      $   0.11   $    0.12    $   0.45  $   0.26
Discontinued operations    $   0.00   $    0.00    $  (0.01) $  (0.23)
                            --------   ---------    --------  --------
Net Income                 $   0.11   $    0.12    $   0.44  $   0.03
                            ========   =========    ========  ========




                 PTEK HOLDINGS, INC AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                      DECEMBER 31, 2003 AND 2002
                  (IN THOUSANDS, EXCEPT SHARE DATA)



                                             December 31, December 31,
                                                 2003         2002
                                              ---------    ---------
                                             (Unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents                           $  24,354    $  68,777
Marketable securities, available for sale            575          641
Accounts receivable (less allowances of
 $4,451 and $7,074, respectively)                 57,760       51,909
Prepaid expenses and other                         6,348        8,872
Deferred income taxes, net                        20,938       15,801
                                                ---------    ---------
Total current assets                             109,975      146,000
                                                ---------    ---------

PROPERTY AND EQUIPMENT, NET                       63,563       63,148

OTHER ASSETS
Goodwill                                         123,066      123,066
Intangibles, net                                  24,553        7,802
Deferred income taxes, net                        10,521        6,648
Notes receivable - employees                       1,988        2,083
Other assets                                       6,039        3,346
                                                ---------    ---------
                                               $ 339,705    $ 352,093
                                                =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                               $  37,029    $  37,110
Accrued taxes                                     10,984        8,250
Accrued expenses                                  33,909       32,319
Current maturities of long term debt and
 capital lease obligations                        15,000        4,320
Accrued restructuring costs                        4,427        1,898
                                                ---------    ---------
Total current liabilities                        101,349       83,897
                                                ---------    ---------

LONG-TERM LIABILITIES
Convertible subordinated notes                    85,000      172,500
Long-term debt and capital lease obligations       5,000        3,407
Other accrued expenses                            14,638        7,951
                                                ---------    ---------
Total long term liabilities                      104,638      183,858
                                                ---------    ---------

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000
 shares authorized, 57,289,895 and
 58,733,628 shares issued in 2003 and 2002
 and 57,289,895 and 53,540,828 shares
 outstanding in 2003 and 2002, respectively          572          587
Unrealized gain on marketable securities            (110)         276
Additional paid-in capital                       602,452      603,883
Unearned restricted stock compensation              (813)      (1,913)
Treasury stock, at cost                                -      (22,112)
Note receivable, shareholder                      (5,343)      (5,042)
Cumulative translation adjustment                   (507)      (2,810)
Accumulated deficit                             (462,533)    (488,531)
                                                ---------    ---------
Total shareholders' equity                       133,718       84,338
                                                ---------    ---------
                                               $ 339,705    $ 352,093
                                                =========    =========






                 PTEK HOLDINGS, INC AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 2003 AND 2002
                       (IN THOUSANDS, UNAUDITED)


                                                       Years Ended
                                                       December 31,
                                                       2003     2002
                                                    --------- --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)                                     25,937    1,891
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
(Gain) Loss on discontinued operation                    976   12,532
Depreciation                                          23,575   21,526
Amortization                                           6,746   10,876
Gain on sale of marketable securities, available
 for sale                                             (1,600)    (930)
Loss (Gain) on repurchase of bonds                       (41)       -
Deferred income taxes                                 (1,628)   2,516
Asset Impairments                                          -    3,202
Restructuring costs, net                               6,350   (1,074)
Non-cash portion of legal settlement                       -    1,310
Equity based compensation                              2,921    1,871
Changes in assets and liabilities:
Accounts receivable, net                              (1,875)  (2,365)
Prepaid expenses and other current assets              1,422    3,605
Accounts payable and accrued expenses                 (3,977) (17,716)
                                                    --------- --------
            Total adjustments                         32,869   35,353
                                                    --------- --------
Net cash provided by operating activities from
 continuing operations                                58,806   37,244
                                                    --------- --------
Net cash used in operating activities from
 discontinued operations                                   -   (5,804)
                                                    --------- --------
            Total cash provided by operating
             activities                               58,806   31,440
                                                    --------- --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                 (18,455) (13,760)
Proceeds from sale of business                             -    7,248
Business acquisitions                                (23,340)    (701)
Decrease in restricted cash for acquisitions               -        -
Sale of marketable securities                          2,932    1,038
Purchase of Marketable securities                     (1,580)       -
Purchase of note receivable, net of proceeds              19        -
                                                    --------- --------
Net cash used in investing activities from
 continuing operations                               (40,424)  (6,175)
                                                    --------- --------
Net cash used in investing activities from
 discontinued operations                                   -     (155)
                                                    --------- --------
            Net cash used in investing activities    (40,424)  (6,330)
                                                    --------- --------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements     (174,916)  (3,587)
Proceeds from long term borrowing arrangements        97,671    4,000
Purchase of treasury stock, at cost                     (627)  (6,618)
Exercise of stock options                             15,298      294
                                                    --------- --------
Net cash (used in) provided by financing activities
 from continuing operations                          (62,574)  (5,911)
                                                    --------- --------
Net cash used in financing activities from
 discontinued operations                                   -   (1,086)
                                                    --------- --------
            Total cash (used in) provided by
             financing activities                    (62,574)  (6,997)
                                                    --------- --------

Effect of exchange rate changes on cash and
 equivalents                                            (231)   2,641
                                                    --------- --------
NET DECREASE IN CASH AND EQUIVALENTS                 (44,423)  20,754
                                                    --------- --------
CASH AND EQUIVALENTS, beginning of period             68,777   48,023
                                                    --------- --------
CASH AND EQUIVALENTS, end of period                $  24,354 $ 68,777
                                                    ========= ========




                 PTEK HOLDINGS, INC AND SUBSIDIARIES
            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                      (IN THOUSANDS, UNAUDITED)

                                                        December 31,
                                                        2003     2002
                                                     -------- --------

NET DEBT TO EQUITY (1)
     Current maturities of long-term debt and
      capital lease obligations                     $ 15,000 $  4,320
     Long-term debt and capital lease obligations      5,000    3,407
     Convertible subordinated notes                   85,000  172,500
                                                     -------- --------
                                         TOTAL DEBT  105,000  180,227

     Cash and cash equivalents                        24,354   68,777
                                                     -------- --------
                                         TOTAL CASH   24,354   68,777

                                                     -------- --------
                    NET DEBT (TOTAL DEBT LESS CASH) $ 80,646 $111,450
                                                     -------- --------

                                             EQUITY $133,718 $ 84,338

                                                     -------- --------
                                 NET DEBT TO EQUITY     0.60     1.32
                                                     ======== ========

(1) Net debt is a non-GAAP financial measure. Management believes that net debt provides useful information regarding the level of the Company's indebtedness by reflecting cash and cash equivalents that would be used to repay debt.

    CONTACT: Ptek Holdings, Inc., Atlanta
             Investor Calls
             Sean O'Brien, 404-262-8462